Exhibit 11
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                    SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE  1/
                      (In millions, except per share figures)


                                                      Year Ended December 31,
                                               1995            1994         1993

Earnings per Common Share, As Reported:
Income from continuing operations
 before cumulative effect of
 accounting change . . . . . . . . . . .    $1,053.0      $  926.2       $  815.6

Discontinued operations. . . . . . . . .      (166.4)         (4.2)           9.4

Cumulative effect of accounting change .           -             -          (94.2)

Net Income Applicable
 to Common Shares  . . . . . . . . . . .    $  886.6      $  922.0       $  730.8

Average Number of Common Shares
  Outstanding. . . . . . . . . . . . . .       369.7         382.5          390.2

Earnings Per Common Share:
Income from continuing operations
 before cumulative effect of
 accounting change . . . . . . . . . . .    $   2.85      $   2.42       $   2.09

Discontinued operations. . . . . . . . .        (.45)         (.01)           .02

Cumulative effect of accounting change .           -             -           (.24)

Net Income per Common Share. . . . . . .    $   2.40      $   2.41       $   1.87

Earnings per Common Share,
  Assuming Full Dilution: (a)

Average Number of Common Shares
  Outstanding . . . . . . . . . . . .          369.7         382.5          390.2

Shares Contingently Issuable for
  Stock Incentive Plans and Warrant
  Agreements. . . . . . . . . . . . .            6.1           4.1            4.4

Average Number of Common Shares
  and Common Share Equivalents
  Outstanding . . . . . . . . . . . .          375.8         386.6          394.6

Net Income Per Common Share
  Assuming Full Dilution  . . . . . .       $   2.36      $   2.38       $   1.85


(a)  This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

1/ Amounts for 1994 and 1993 have been restated for the effect of discontinued operations and a 2-for-1 stock split.

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